Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Valley National Bancorp
Michael Hagedorn
Senior Executive Vice President and Chief Financial Officer
973-872-4885

VALLEY NATIONAL BANCORP ANNOUNCES PRICING OF SUBORDINATED NOTES

Proceeds To Be Used to Finance Eligible Social and Green Assets

New York, N.Y. – September 15, 2022—Valley National Bancorp (NASDAQ:VLY) (“Valley”) announced today that it priced $150 million of its 6.25% Fixed-to-Floating Rate Notes due 2032 (the “Notes”). Interest on the Notes will accrue at a rate equal to (i) 6.25% per annum from the original issue date to, but excluding, September 30, 2027, payable semiannually in arrears, and (ii) a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), plus a spread of 278 basis points from, and including, September 30, 2027, payable quarterly in arrears. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.

Valley intends to use an amount equal to the net proceeds from this offering to finance or re-finance, in part or in full, new and/or existing social and/or green assets, as set forth in its Sustainable Financing Framework. The offering is expected to close on September 20, 2022, subject to customary closing conditions.

Piper Sandler & Co. and Morgan Stanley & Co. LLC are acting as joint book-running managers for the Notes offering, with R. Seelaus & Co., LLC acting as co-manager.

The offering of the Notes is being made pursuant to an effective shelf registration statement (File No. 333-254696) (including base prospectus), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2022, and a final prospectus supplement to be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Notes offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained by emailing Piper Sandler & Co. at fsg-dcm@psc.com or by calling Morgan Stanley & Co. LLC toll free at 866-718-1649.

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with approximately $54 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices across New Jersey, New York, Florida, Alabama, California and Illinois, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy.

One Penn Plaza, New York, NY 10119        phone: 973-305-3380        fax:973-696-2044         www.valleynationalbank.com

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about opportunities, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	the inability to realize expected cost savings and synergies from the Bank Leumi Le-Israel Corporation (“Bank Leumi USA”) acquisition in the amounts or timeframe anticipated;

•	greater than expected costs or difficulties relating to Bank Leumi USA integration matters;

•	the inability to retain customers and qualified employees of Bank Leumi USA;

•	greater than expected non-recurring charges related to the Bank Leumi USA acquisition;

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the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment, supply chain interruptions, inflation, Federal Reserve actions impacting the level of market interest rates and an increase in business failures, specifically among Valley’s clients;

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the continued impact of COVID-19 on Valley’s employees and Valley’s ability to provide services to its customers and respond to their needs as more cases and new variants of COVID-19 may arise in Valley’s primary markets;

•	continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets;

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the impact of forbearances or deferrals Valley is required or agree to as a result of customer requests and/or government actions, including, but not limited to Valley’s potential inability to recover fully deferred payments from the borrower or the collateral;

•	the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies;

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damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters;

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a prolonged downturn in the economy, mainly in New Jersey, New York, Florida, Alabama, California and Illinois, as well as an unexpected decline in commercial real estate values within Valley’s market areas;

One Penn Plaza, New York, NY 10119        phone: 973-305-3380        fax: 973-696-2044        www.valleynationalbank.com

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;

•	the inability to grow customer deposits to keep pace with loan growth;

•	a material change in Valley’s allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in its loan and investment portfolios;

•	the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;

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greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;

•	the loss of or decrease in lower-cost funding sources within Valley’s deposit base, including inability to achieve deposit retention targets under Valley’s branch transformation strategy;

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cyber-attacks, ransomware attacks, computer viruses or other malware that may breach the security of Valley’s websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage the systems;

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results of examinations by the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Bank (“FRB”), the Consumer Financial Protection Bureau (“CFPB”) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require Valley to increase its allowance for credit losses, write-down assets, reimburse customers, change the way Valley does business, or limit or eliminate certain other banking activities;

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inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in Valley’s capital requirements or a decision to increase capital by retaining more earnings;

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unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on Valley’s business caused by severe weather, the COVID-19 pandemic or other external events; and

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.

A detailed discussion of factors that could affect results is included in Valley’s SEC filings, including the “Risk Factors” sections of the Annual Report on Form 10-K for the year ended December 31, 2021.

Valley undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in expectations. Although Valley believes that the expectations reflected in the forward-looking statements are reasonable, there can be no guarantee as to future results, levels of activity, performance or achievements.

One Penn Plaza, New York, NY 10119        phone: 973-305-3380        fax: 973-696-2044        www.valleynationalbank.com